UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
—————————————
FORM 8-K
—————————————
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 6, 2016
—————————————
UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
—————————————

Delaware	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
—————————————
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of CFO

On June 7, 2016, the Board of Directors of UnitedHealth Group Incorporated (the “Company”) appointed John F. Rex, age 54, to the position of Chief Financial Officer of the Company. Prior to this appointment, Mr. Rex served as Executive Vice President and Chief Financial Officer of Optum, a position that he has held since March 2012. Prior to joining Optum in 2012, Mr. Rex spent over a decade in the financial services industry, most recently as a Managing Director at JP Morgan.

In connection with his appointment, Mr. Rex entered into an amended and restated employment agreement setting forth the terms of his employment with the Company. The employment agreement provides that Mr. Rex will receive a base salary of $800,000 and will be eligible to receive an annual cash incentive award that has a target value of 115% of his base salary. Mr. Rex received equity awards with a fair value of $2.5 million in connection with his appointment as Chief Financial Officer. Mr. Rex will be eligible to participate in other compensation, severance and benefit plans available to Company executives in similarly situated positions, including future annual equity awards.

David S. Wichmann, who served as the Company’s Chief Financial Officer until June 7, 2016, continues to serve as the Company’s President. All terms of Mr. Wichmann’s employment, including his compensation, are unchanged.

Neither Mr. Rex nor Mr. Wichmann has been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SERP Amendment
Stephen J. Hemsley and the Company have had an Agreement For Supplemental Executive Retirement Pay (“SERP”) which entitled him to a cash lump sum payment, the value of which has been unchanged since 2006. The Company and Mr. Hemsley entered into an amendment to the SERP on June 7, 2016 to convert the cash lump sum benefit into deferred stock units. The number of deferred stock units issued to Mr. Hemsley was determined by dividing the cash value of the benefit by the average closing price of the Company’s common stock for the prior five trading days preceding June 7, 2016, and resulted in the issuance of 78,789 deferred stock units. As is the case with other deferred stock units issued by the Company, these deferred stock units will entitle Mr. Hemsley to dividend equivalents in the form of additional deferred stock units. These dividend equivalents will be paid at the same rate and at the same time that dividends are paid to Company shareholders. All other terms of the agreement are unchanged.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On June 6, 2016, the Company held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). There were 866,431,779 shares of common stock represented either in person or by proxy at the Annual Meeting. The shareholders of the Company voted as follows on the following matters at the Annual Meeting:

1.	Election of Directors. The ten directors were elected at the Annual Meeting for a one-year term based upon the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Votes
William C. Ballard, Jr.	763,871,985	38,452,370	1,654,334	62,453,090
Edson Bueno, M.D.	784,565,981	18,794,429	618,279	62,453,090
Richard T. Burke	762,735,286	39,600,485	1,642,918	62,453,090
Robert J. Darretta	801,497,407	1,838,120	643,162	62,453,090
Stephen J. Hemsley	797,137,589	6,264,127	576,973	62,453,090
Michele J. Hooper	778,580,264	24,792,463	605,962	62,453,090
Rodger A. Lawson	799,201,550	4,090,260	686,879	62,453,090
Glenn M. Renwick	768,867,141	34,426,976	684,572	62,453,090
Kenneth I. Shine, M.D.	799,089,757	4,263,441	625,491	62,453,090
Gail R. Wilensky, Ph.D.	764,930,508	37,442,482	1,605,699	62,453,090

2.	Non-binding advisory vote on executive compensation. The Company’s executive compensation was approved by a non-binding advisory vote based upon the following votes:

For	Against	Abstain	Broker Non-Votes
773,755,033	28,570,828	1,652,828	62,453,090

3.
Ratification of the appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016 was ratified based upon the following votes:

For	Against	Abstain
857,238,890	8,265,410	927,479

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Dannette L. Smith
Dannette L. Smith
Secretary to the Board of Directors

Date: June 9, 2016

4